EXHIBIT 23(j)


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A, Post-Effective Amendment No. 16 to File No. 33-61254; Amendment No. 18 to File No. 811-07644) of Gabelli Capital Series Funds, Inc. of our report dated February 21, 2008 included in the 2007 annual report to shareholders.

                                               /s/ ERNST & YOUNG LLP
                                               ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 25, 2008